UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

ImageWare Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15757	33-0224167
(Commission File Number)	(IRS Employer Identification No.)

10883 Thornmint Road

San Diego, California 92127

(Address of Principal Executive Offices, Including Zip Code)

858-673-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 12, 2008, ImageWare Systems, Inc. (the “Company”) received $541,666 from the exercise of 541,666 warrants to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The warrants were originally issued in connection with a private placement (the “Financing”) of Common Stock to certain accredited investors (the “Investors”) in transactions deemed exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. The Financing was previously reported in a Current Report on Form 8-K filed on September 26, 2007. The Company agreed to reprice all warrants issued in the Financing, which originally had an exercise price of $1.67 per share, to an exercise price of $1.00 per share, in consideration for their immediate exercise (the “Warrant Repricing”) by the Investors who participated in the Warrant Repricing or their transferees, as applicable (the “Participating Investors”).

In connection with the Warrant Repricing, the Company also issued to the Participating Investors new warrants (the “Warrants”) to purchase up to an aggregate of 270,833 shares of Common Stock with an exercise price of $1.20 per share. The Warrants may be exercised at any time from March 12, 2008 until March 12, 2013. In addition, if the shares of Common Stock issuable upon exercise of the Warrants are not registered for resale with the Securities and Exchange Commission on or before the later of September 12, 2008 or the end of the applicable holding period for resales of securities by non-affiliates under Rule 144 of the Securities Act, but in any event no later than March 12, 2009, the Warrants may be exercised by the Participating Investors by “cashless” exercise. Some of the Participating Investors are affiliates of Gruber & McBaine Capital Management, LLC, which beneficially owns more than 10% of the issued and outstanding shares of Common Stock.

The net proceeds to the Company from the Warrant Repricing, after deducting for expenses, were approximately $540,000. The Company intends to use the net proceeds from the Warrant Repricing to fund ongoing operations and satisfy its trade payables accrued in the ordinary course of its business.

The summary of the terms of the Warrants included herein is subject to, and qualified in its entirety by, the form of Warrant, which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection with the Warrant Repricing contain representations to support the Company’s reasonable belief that the Participating Investors had access to information concerning the Company’s operations and financial condition, the Participating Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Participating Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Warrant Repricing other than communications with the Investors; the Company obtained representations from the Participating Investors regarding their investment intent, experience and sophistication; and the Participating Investors either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                                     Exhibits

Exhibit #	Description
10.1	Form of Warrant to Purchase Common Stock dated March 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.
a Delaware corporation

Date: March 18, 2008
By:	/s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

Exhibit Index

Exhibit #	Description
10.1	Form of Warrant to Purchase Common Stock dated March 12, 2008.